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                                                               Exhibit 10.14(A)

                                    ADDENDUM

This ADDENDUM made and entered into, by and between

Matsushita Communication Industrial Co., Ltd., Communication Systems Division, a Japanese corporation, having its principal offices at 3-1 Tsunashima-Higashi 4-chome, Kohoku-ku, Yokohama 223-8639, Japan (hereinafter called "MCI"), and UTStarcom Inc., a Delaware corporation, having its principal offices at 1275 Harbor Bay Parkway, Suit 100, Alameda, California 94502, U.S.A. (hereinafter called "UTStarcom")

                                   WITNESSETH

RECITALS:

MCI and UTStarcom have concluded a certain technical assistance agreement.

MCI and UTStracom desire to make an amendment and confirm an interpretation of such technical assistance agreement as described herein.

NOW, THEREFORE, the parties agree as follows:

Article 1.  Definition

1.01 The "Technical Assistance Agreement" shall mean the technical assistance agreement made and entered into, by and between MCI and UTStarcom as of October 1, 1999.

1.02 The "Supply Agreement" shall mean the supply agreement made and entered into as of February 17, 2000 by and among UTStarcom, MCI, and Matsushita Electric Industrial Co., Ltd., acting through its Corporate Management Division for China, a Japanese corporation having its principal office at 3-2 Minami-Semba 4-chome, Chuo-ku, Osaka, Osaka 542-8588, Japan.

Article 2.  Amendment and Interpretation

2.01 The parties agree to amend the Technical Assistance Agreement as follows;

Everywhere in the Technical Assistance Agreement, the phrase "P.R.China" shall be replaced by the phrase "P.R. China except for Hong Kong".

2.02 The parties agree to the following interpretation of the Technical Assistance Agreement;

If, as of the expiration or termination of the Technical Assistance Agreement, there are


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any Components (as defined in the Supply Agreement) ordered but not delivered yet under the Supply Agreement, such Components shall be deemed to be included in "the Products then in the process or manufacture or assembly" in
(2) of Article 5.06 of the Technical Assistance Agreement.

2.03  The parties agree to make the following correction;

"Except as to Products completed and/or in process as referred to in Article
5.05 hereof" in the first line of Article 8.09 of the Technical Assistance Agreement shall be corrected to "Except as to Products completed and/or in process as referred to in Article 5.06 hereof".

Article 3  Effect

This Addendum shall come into effect on October 1, 1999.

Article 4  Disputes

Any disagreement in connection herewith shall be finally settled by arbitration. If MCI initiates the arbitration, the arbitration shall be held in San Francisco, California, the U.S.A. in accordance with the arbitration rules of American Arbitration Association. If UTStarcom initiates the arbitration, the arbitration shall be held in Tokyo, Japan in accordance with the arbitration rules of Japan Commercial Arbitration Association.

Article 5  Applicable Law

This Addendum shall be interpreted and governed in accordance with the laws of Japan, without reference to its conflicts of laws principles.

Article 6  Entire Agreement and Amendment

This Addendum contains the entire and only agreement between the parties hereto with respect to the subject matter herein, and supersedes and cancels all previous agreements, negotiations, commitments and writing with respect to the subject matter hereof. This Addendum may not be amended, modified, superseded or canceled, nor may any of the terms, provisions or conditions hereof be waived, except by a written instrument duly executed by an authorized officer of each of the parties hereto. No waiver by either party of any condition of this Addendum, in any one instance, shall be deemed to be or construed as a further or continuing waiver of any such condition.


IN WITNESS WHEREOF, the parties hereto have caused this Addendum in two (2) original counterpart instruments, to be executed and delivered in English, as of the date written below, by their duly authorized officers.


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Matsushita Communication Industrial         UTStarcom Inc.
Co., Ltd., Communication Systems
Division



By:                                         By:
Name:                                       Name:
Title:                                      Title:
Date:                                       Date: